Exhibit 10.4

THE FERGUSON GROUP

LONG TERM INCENTIVE PLAN 2019

Approved by a resolution of the Board on 25 April 2019

As amended by an ordinary resolution of the shareholders of the Company in a general meeting held on 21 November 2019

Approved by an ordinary resolution of the shareholders of the Company on

25 April 2019 and amended by resolution of the Board of the Company on 27 January 2021

Page I

14.	DATA PROTECTION	38

15.	GENERAL	38

SCHEDULE 1 PERFORMANCE CONDITION		41

SCHEDULE 2 CALCULATION OF TOTAL SHAREHOLDER RETURN		45

Page II

RULES OF THE FERGUSON GROUP

LONG TERM INCENTIVE PLAN 2019

1.	DEFINITIONS

1.1 In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

Adoption Date means 25 April 2019;

Award means an award granted under rule 2 in the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award as the Committee may determine, which is for the time being subsisting;

Award Certificate means the certificate or any other document issued in respect of the grant of an Award under rule 2.8;

Board means the board of directors of the Company;

Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company;

Committee means the Remuneration Committee of the Board or some other duly authorised committee of the Board;

the Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484;

Control shall have the meaning given to that word by section 995 of the Income Tax Act 2007 (UK);

Conditional Award means an Award which takes the form of a contingent right to acquire or receive Shares at no or nominal cost;

the Date of Grant means the date on which the Committee grants an Award;

DI means a depositary interest representing an ordinary share in the capital of the Company;

Dividend Equivalents means the payment of a cash sum or delivery of Shares in accordance with rule 10.12;

DRS statement means the direct registration system statement of account representing certificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

DTC means the Depository Trust Company, being the system used to settle trades of uncertificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

Eligible Employee means any employee (including an executive director) of any member of the Group;

Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006 (UK);

Employer means the Company or any Subsidiary that, with the consent of the Company, participates under this Plan;

Final Value means, in the case of Vested Shares, their aggregate market value calculated by reference to the closing middle-market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the relevant Vesting Date;

Financial Year means a financial year of the Company within the meaning of section 390 of the Companies Act 2006 (UK);

Grant Period means the period of 42 days commencing on:

a)	the Adoption Date;

b)	the day immediately following the day on which the Company makes an announcement of its results for the last preceding Financial Year, half year or other period; or

c)	any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;

the Group means the Company and its Subsidiaries from time to time and the expression member of the Group shall be construed accordingly;

Holding Period means the period specified in the Company’s share ownership guidelines from time to time during which the Participant must retain either the Shares which Vest under an Award (including any Shares delivered in satisfaction of Dividend Equivalents) or, in the case of a Vested but unexercised Option, the Option itself;

Legal Representative means a deceased Participant’s duly appointed legal personal representative, or equivalent representative in jurisdictions other than the UK, as evidenced by such representative to the satisfaction of the Committee;

Listing Rules means the UK Listing Rules published by the Financial Conduct Authority (as amended from time to time);

London Stock Exchange means the London Stock Exchange Plc or any successor body thereto;

Market Abuse Regulation means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (or any equivalent or successor legislation);

Market Value means in relation to a Share or a Notional Share:

a)

the closing middle-market quotation for a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States) for the Dealing Day immediately preceding the Date of Grant or, if the Committee so determines the closing middle-market quotation for a Share (as derived from the Daily Official List of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the Date of Grant; or

b)

the average of the closing middle-market quotations during such period as the Committee may determine but not exceeding 30 dealing days ending with the dealing day immediately preceding the Date of Grant provided that such dealing day(s) fall within a Grant Period;

NASDAQ means Nasdaq, Inc. or any successor body thereto;

New York Stock Exchange means New York Stock Exchange, Inc. or any successor body thereto;

Notional Share means a share equal in value to a Share, but having no legal rights attributable to a Share;

Old Ferguson means Ferguson Holdings Limited, a company incorporated in Jersey with registered number 106605;

Option means an Award which takes the form of an option to acquire Shares at either no or nominal cost or at Market Value, to be determined at the discretion of the Committee;

Option Exercise Value means, in relation to an Option, the aggregate market value of the Vested Shares subject to such Option calculated by reference to the closing middle market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the last date of the relevant exercise period less any exercise price payable per Share on the exercise of such Option, provided that if the calculation produces a negative number, the Option Exercise Value shall be nil;

Participant means an Eligible Employee who has been granted an Award (including, where the context permits, the Legal Representative) which has not lapsed or been surrendered or forfeited;

Performance Condition means the performance condition or conditions imposed as a condition of the Vesting of an Award under rule 3.1;

Phantom Award means an Award which takes the form of a right to call for a cash payment calculated by reference to the Final Value of a Notional Share on the Vesting Date;

the Plan means this Ferguson Group Long Term Incentive Plan 2019 as amended from time to time;

Relevant Date means:

a)	if the Relevant Event falls within rule 8.1(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;

b)

if the Relevant Event falls within rule 8.1(b), either the date on which the scheme of arrangement is approved at the shareholders’ meeting or is sanctioned by the Court (as determined by the Committee in its absolute discretion);

c)	if the Relevant Event falls within rule 8.1(c), the date on which the person first becomes so bound or entitled; or

d)	if the Relevant Event falls within rule 8.1(d), the date on which notice of the resolution for winding up is given;

Relevant Event shall have the meaning given to that term in rule 8.1;

Restricted Shares means Shares subject to a Restricted Share Award which are subject to restrictions in accordance with rule 4;

Restricted Share Award means an award comprising Restricted Shares;

Salary means an Eligible Employee’s annual gross basic salary in respect of his employment with the Group on the Date of Grant of an Award excluding any other benefits or amounts (or if it is expressed in a currency other than sterling, its sterling equivalent calculated on such basis as the Committee may in its discretion determine);

Scheme of Arrangement means the scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce the Company as a new, Jersey-incorporated holding company to the Group;

Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms;

Shares means:

a)	fully paid ordinary shares in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC;

b)	where appropriate the DIs representing such shares; and/or

c)	shares, or DIs representing those shares or DIs following any reorganisation of the share capital of the Company;

Subsidiary means any subsidiary of the Company within the meaning of section 1159 of, and Schedule 6 to, the UK Companies Act 2006 (or its equivalent under applicable law) over which the Company has Control;

Tax Liability means any amount of tax or social security contributions for which a Participant would or may be liable and for which a member of the Group or former member of the Group would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant tax authority;

Termination Date means the date on which a Participant ceases to be an employee of a member of the Group and, for the avoidance of doubt, where the employee dies, shall be taken to mean the date of death;

Trustee means the trustee or trustees of any employee benefit trust established by the Company or any member of the Group;

United States Stock Exchange means the New York Stock Exchange, NASDAQ or such other recognised stock exchange in the United States, on which the Shares are listed;

Vest means (i) in the case of an Award granted in the form of an Option, when the Option becomes exercisable, or (ii) in the case of an Award granted in the form of a Restricted Share Award, when the Restricted Shares cease to be subject to forfeiture, or (iii) in the case of an Award granted in the form of a Conditional Award, when the Participant becomes entitled to have the Shares which are the subject of the Conditional Award transferred to him, or (iv) in the case of an Award granted in the form of a Phantom Award, a Participant becoming entitled to call for a cash sum in accordance with rule 10.10, and Vesting and Vested shall be construed accordingly;

Vesting Date means the date on which an Award (or part thereof) Vests which, save as provided for in these rules, shall not be earlier than the third anniversary of the Date of Grant;

Vesting Period means the period from the Date of Grant to the Vesting Date; and

Vested Shares means those Shares, Notional Shares or Restricted Shares in respect of which an Award has Vested.

1.2 Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 References to any act or statutory instrument of UK Parliament or the legislative bodies of Jersey, the United States of America or the European Union (the EU) shall include any modification, amendment or re-enactment thereof (and shall, in respect of any EU legislation, include any UK legislation enacted in replacement thereof following the UK’s departure from the EU).

2.	GRANT OF AWARDS

2.1 Subject to the provisions contained in these rules, the Committee may, during a Grant Period, grant Awards to Eligible Employees selected for participation by the Committee in its discretion on such terms as it shall in its absolute discretion determine. No consideration shall be payable for the grant of an Award. When the Committee grants an Award, it shall decide whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award. An Eligible Employee may be granted any form of Award or any combination of Awards.

2.2 Individual Limit. The maximum total Market Value of Shares over which Awards may be granted to any Eligible Employee in respect of any Financial Year of the Company is 350 per cent. of his Salary.

2.3 Method of satisfying Awards. An Award, other than a Phantom Award, may be satisfied by the issue of Shares, the transfer of Shares from treasury, or by the transfer of Shares purchased on the market including from an employee benefit trust.

2.4 Scheme Limit. No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the Vesting or, in the case of Options, exercise of that Award and any other Award granted at the same time, when added to the number of Shares that:

(i)

could be issued on the vesting of any subsisting share awards or the exercise of any options granted during the preceding ten years under (a) the Plan and (b) any other Employees’ Share Scheme established by the Company or Old Ferguson; and

(ii)

have been issued on the vesting of any share awards or the exercise of any options granted during the preceding ten years under (a) the Plan and (b) any other Employees’ Share Scheme established by the Company or Old Ferguson, would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue.

2.5 No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the Vesting or, in the case of Options, exercise of that Award and any other Award granted at the same time, when added to the number of Shares that:

(i)

could be issued on the vesting of any subsisting share awards or the exercise of any options granted during the preceding ten years under (a) the Plan and (b) any other discretionary share scheme established by the Company or Old Ferguson; and

(ii)

have been issued on the vesting of any share awards or the exercise of any options granted during the preceding ten years under (a) the Plan and (b) any other discretionary share scheme established by the Company or Old Ferguson, would exceed 5 per cent. of the ordinary share capital of the Company for the time being in issue.

2.6 Reference in this rule 2 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares. The delivery of Shares from treasury shall also count towards the percentage limits set out in rules 2.4 and 2.5 above for so long as institutional shareholder guidelines recommend this.

2.7 In determining the above limits no account shall be taken of any Shares attributable to an Award which was released, lapsed or otherwise became incapable of Vesting.

2.8 Award Certificate. The Committee may, in its absolute discretion, enter into a deed poll recording its intention to grant Awards and agreeing to be bound by the Award Certificates issued pursuant to this rule 2.8. As soon as reasonably practicable following the Date of Grant, the Committee shall procure the issue of an Award Certificate in respect of the Award and send it to the Participant. If the Committee has not entered into a deed poll prior to the granting of the Awards, the Committee shall procure that the Award Certificates are issued under the seal of the Company or otherwise to take effect as a deed. An Award Certificate shall state:

2.8.1 whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award;

2.8.2 if the Award is granted subject to the terms of Appendix A – the U.S. Rules;

2.8.3 the name of the Eligible Employee receiving the Award;

2.8.4 the Date of Grant of the Award;

2.8.5 whether an Award will be granted in respect of ordinary shares or DIs;

2.8.6 the number of Shares or Restricted Shares (or, in the case of an Award granted in the form of a Phantom Award, Notional Shares) comprised in the Award;

2.8.7 the exercise price payable by the Participant on exercise of the Award (if any);

2.8.8 the Vesting Date or Dates which shall not be later than the tenth anniversary of the Date of Grant;

2.8.9 if more than one Vesting Date is specified, the number or proportion of the Shares comprised in an Award which will ordinarily Vest on each of the specified Vesting Dates;

2.8.10 the Performance Condition applicable to the Award;

2.8.11 whether Dividend Equivalents should be paid in respect of an Award;

2.8.12 whether the Participant has an obligation to enter into an agreement, election or arrangement including, without limitation, pursuant to rule 10.14;

2.8.13 details of the Holding Period that shall apply to the Award; and

2.8.14 details of the clawback and malus terms that apply to an Award.

The Committee may require a Participant to sign and return within a specified period a copy of the Award Certificate or other document acknowledging his agreement to be bound by the terms of the Plan and may determine that a Participant’s failure to do so within the specified period shall cause the Award to lapse and shall be treated as if it had never been granted.

Subject thereto, an Award Certificate shall be in such form as the Committee may determine from time to time.

2.9 Duration of Plan. An Award may not be granted:

2.9.1 earlier than the Adoption Date; nor

2.9.2 later than the tenth anniversary of the Adoption Date.

2.10 Non-transferability and bankruptcy. An Award shall be personal to a Participant and shall not (except to the extent necessary to enable a Legal Representative to realise the Award following the death of a Participant) be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Award or if he is declared bankrupt.

2.11 Right to Renounce Awards. A Participant may, by notice in writing to the Company within thirty days after the Date of Grant, renounce (in whole but not in part) his rights under the Award. In such a case, the Award shall to that extent be treated, for the purpose of the Plan, as never having been granted. No consideration shall be due for any such renunciation.

2.12 Approvals and consents. The grant of an Award shall be subject to obtaining any approval or consent required under the Listing Rules, the Market Abuse Regulation or any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other UK or overseas regulation or enactment related to the grant of Awards to Eligible Employees in the jurisdictions in which they are resident.

2.13 Overseas Countries. The Committee may adopt Appendices setting out specific requirements or terms in relation to Awards granted to Eligible Employees in particular countries if that is necessary or desirable to take account of local tax, exchange control or securities laws in such countries.

3.	PERFORMANCE CONDITION

3.1 The Committee shall impose Performance Conditions which must be satisfied in order for an Award to Vest. Unless the Committee determines otherwise, the Performance Conditions set out in Schedule 1 to this Plan shall apply.

3.2 The Committee can set different Performance Conditions for Awards granted in different years (in terms of the type of condition, the weighting given to that condition and the targets applicable to each condition) provided that, in the reasonable opinion of the Committee, the Performance Conditions for Awards granted in one year is not materially less challenging than the Performance Conditions for Awards granted in any other year.

3.3 The Committee may vary the Performance Conditions applying to existing Awards if an event occurs or there are circumstances (for example, an acquisition or disposal of a business or a significant part of a business) such that the condition is no longer a fair measure of performance provided that, in the reasonable opinion of the Committee, the new condition is not materially less challenging than the original condition would have been but for the event or circumstances in question.

3.4 The Committee shall, as soon as reasonably practicable, notify a Participant of any substitution or variation of the Performance Conditions.

4.	AWARDS WHICH TAKE THE FORM OF A RESTRICTED SHARE AWARD

4.1 If an Award takes the form of a Restricted Share Award, the Restricted Shares subject to the Award shall, except to the extent that the Award has Vested, be subject to such restrictions on the transfer, assignment, sale, pledge, charge or other disposal of the Restricted Shares during the Vesting Period as the Committee may prescribe and an Eligible Employee may be required to enter into an irrevocable agreement with the Company and, if necessary, the Eligible Employee’s Employer, in such form as the Committee may prescribe which may include an agreement by the Eligible Employee:

(a)	not to transfer, assign, sell, pledge, charge or otherwise dispose of any Restricted Shares subject to the Award except to the extent that the Award has Vested; and

(b)

to transfer (or procure the transfer) to or to the order of the Company, for a total of one penny (or the equivalent in a Participant’s local currency), all the Restricted Shares in respect of which the Award does not Vest.

4.2 If the Eligible Employee does not enter into any required agreement either before the Date of Grant or within such period after the Date of Grant as the Committee may specify, the Award shall not be granted or if it has been granted, such grant shall be ineffective.

4.3 On or before the Date of Grant for an Award which takes the form of a Restricted Share Award, the Company shall transfer or procure the transfer to the Participant or his nominee or such other person as the Committee may determine the number of Restricted Shares which are subject to the Award.

4.4 To the extent that an Award which takes the form of a Restricted Share Award Vests, any restrictions referred to in rule 4.1 shall cease to have effect in relation to the Shares subject to that Award.

4.5 Notwithstanding that the Award has not Vested, a Participant shall be entitled to receive any dividends paid on Restricted Shares in the period between the Date of Grant and the Vesting Date.

5.	VESTING OF AWARDS AND HOLDING PERIODS

5.1 Timing of Vesting. Subject to rules 6, 7, 8 and the satisfaction of the Performance Condition, an Award (or part thereof) shall Vest on the Vesting Date.

5.2 Holding Period. A Participant shall take such steps as the Committee may reasonably require to satisfy the Committee as to the Participant’s observance of the Holding Period. For the avoidance of doubt, in circumstances where Participants are offered and accept a replacement Award in accordance with Rule 9, the new award (as defined in rule 9.1) shall be subject to the Holding Period at such time as it Vests.

6.	LEAVERS

6.1 Death. If a Participant dies, Awards granted to him will Vest on the Termination Date in accordance with rule 6.4.

6.2 Other Leavers. Where a Participant ceases to be an Eligible Employee at any time before the Vesting Date applicable to his Award by reason of:

(a)	redundancy;

(b)	injury, disability or ill-health (evidenced to the satisfaction of the Committee);

(c)	his employing company ceasing to be under the Control of the Company;

(d)	the business (or part of a business) in which he is employed being transferred to a person who is not a member of the Group, or

(e)	any other reason at the discretion of the Committee,

his Award shall continue, and will Vest on the original Vesting Date in accordance with rule 6.3, save that the Committee may determine that an Award shall instead Vest on the Termination Date in accordance with rule 6.4. Where an Award is subject to more than one Performance Condition, the Committee may treat each discrete part of the Award that is subject to a particular Performance Condition as a separate Award with the result that the Committee may determine that part of an Award shall continue and Vest on the original Vesting Date in accordance with rule 6.3 and that part of an Award shall Vest on the Termination Date.

6.3 Delayed Vesting. Where, by reason of rule 6.2, an Award Vests in accordance with this rule 6.3, the number of Vested Shares shall be determined by the Committee by reference to:

(a)	the application of the Performance Condition at the original Vesting Date; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant to the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or such other number as is equal to the number of months in the Vesting Period), save that the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction.

6.4 Immediate Vesting. Where, by reason of rule 6.1 or rule 6.2, an Award Vests in accordance with this rule 6.4 the number of Vested Shares shall be determined by the Committee by reference to:

(a)

the application of the Performance Condition at the Termination Date, or at such other date (whether later or earlier) within a period of one month of the Termination Date on which data is available in the ordinary course to allow the testing of Performance Conditions; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), save that in any particular case, the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction.

6.5 If a Participant ceases employment in any circumstances other than those described at rules 6.1 or 6.2, his unvested Awards shall lapse automatically on the Termination Date.

6.6 Meaning of ceasing employment. For the purposes of this rule 6, a Participant shall not be treated as ceasing to be an Eligible Employee until he ceases to be employed by or hold office with the Company or any member of the Group. The reason for the termination of employment of a Participant shall be determined by reference to rule 6.1 and 6.2 regardless of whether such termination was lawful or unlawful (and howsoever caused).

7.	MALUS AND CLAWBACK

7.1 Notwithstanding any other rule of the Plan, if one or more of the circumstances set out in rule 7.2 occur, the Committee may: (a) at any time, (where the circumstances fall within rule 7.2.4 below); or (b) prior to the fifth anniversary of the Date of Grant in all other circumstances, determine (acting fairly and reasonably having taken into account the scale of loss or damage to the Company or the extent of the risk taken by the Company) to take one or more of the following actions in relation to any one or more Participants:

7.1.1 reduce (including to nil) the number of Shares, Notional Shares or Restricted Shares in respect of which any future Award is granted to a Participant; or

7.1.2 reduce (including to nil) the cash amount payable under an unvested Award held by a Participant or the number of Shares, Notional Shares or Restricted Shares under an unvested Award and/or the number of Shares and/or Dividend Equivalents under a Vested but unexercised Option held by a Participant, by such amount and/or such number as the Committee considers appropriate in the circumstances; or

7.1.3 in relation to a Vested Award, require a Participant to pay to the Company or such other person as the Company may direct within 30 days of a written demand from the Company such number of Shares or such monetary amount with a value to be determined in the Committee’s absolute discretion provided such value on the date of demand is no greater than the value of the Vested Shares and Dividend Equivalents under Award at the Vesting Date, less any amount paid by or in respect of the Participant in respect of a Tax Liability incurred as a result of the Vesting of the relevant Award (except to the extent the Participant is able to recover amounts paid in respect of such Tax Liability).

7.2 The circumstances in which the Committee may consider that it is appropriate to exercise its discretion under rule 7.1 are the following:

7.2.1 a material financial misstatement of the Company’s audited financial accounts (other than as a result of a change in accounting practice);

7.2.2 conduct by a Participant which results in or is reasonably likely to result in significant reputational damage to the Company;

7.2.3 the negligence or gross misconduct of a Participant; or

7.2.4 fraud effected by or with the knowledge of a Participant.

7.3 If the Committee decides to exercise its discretion under this rule 7, it shall confirm this in writing to each affected Participant.

7.4 For the purposes of these rules, if the Committee decides to exercise its discretion under Rule 7.1.2 before an Award Vests:

7.4.1 the Award shall be deemed to have been granted over the reduced number of Shares, Notional Shares or Restricted Shares (as the case may be); and

7.4.2 any subsequent Vesting of the Award shall be determined by reference to this reduced number of Shares, Notional Shares or Restricted Shares,

save that if the number of Shares, Notional Shares or Restricted Shares is reduced to nil, the Award shall be treated as if it had never been granted and such Participant (including a Participant who has left employment before the Vesting Date) shall have no rights to any cash amount, Dividend Equivalents, Shares, Notional Shares or Restricted Shares.

8.	TAKE-OVER AND LIQUIDATION

8.1 This rule 8 applies if:

(a)	any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all of the Shares;

(b)

any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law;

(c)	any person becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(d)	notice is given of a resolution for the voluntary or compulsory winding-up of the Company,

(each a Relevant Event).

8.2 Where this rule 8 applies and subject to rules 8.3, 8.4 and 9 below, all outstanding Awards will automatically Vest and, in the case of an Award granted in the form of an Option shall be automatically exercised on the Relevant Date provided that any exercise price payable by the Participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the Committee). Where this rule 8 applies, and subject to rules 8.3, 8.4 and 9 below, any outstanding Awards granted in the form of Options that are not exercised on the Relevant Date shall lapse automatically.

8.3 Proportion of Award that Vests. The number of Shares in respect of which the Award Vests shall be determined by the Committee by reference to:

(a)	the application of the Performance Condition at the Relevant Date; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Relevant Event and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), save that in any particular case, the Committee may, in its absolute discretion, disapply, in whole or in part, the application of the time pro-rating fraction.

8.4 Without prejudice to the operation of rule 9, Awards shall not Vest or be exercised without the consent of the Committee under the foregoing provisions of this rule 8 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Committee determines otherwise in its absolute discretion, an Award will in such circumstances be exchanged for an equivalent award in accordance with rule 9 below and notice of a replacement award shall be issued to each affected Participant accordingly.

9.	ROLLOVER OF AWARDS

9.1 If any other business entity (the acquiring company):

(a)	obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	a general offer to acquire all the Shares; or

(b)

proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(c)	becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or their equivalent under applicable law,

and the acquiring company notifies Participants of an offer of a replacement Award, then, on the Relevant Date, for any Award which has not lapsed (the old award) a Participant may elect to release and accept in consideration of that release an award (the new award) which (in the opinion of the Committee) is equivalent to the old award but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor).

9.2 The provisions of the Plan shall be construed as if:

(a)	the new award were an award granted under the Plan at the same time as the old award;

(b)	references to the Company in the rules were references to the new grantor;

(c)	references to the Committee in the rules were references to the board of directors of the new grantor or any duly authorised committee thereof;

(d)	references to Shares were references to shares in the new grantor; and

(e)	the Vesting Date in relation to the new award was the same as that in relation to the old award.

9.3 The Committee may make such adjustments to the Performance Condition applicable to the new award as it, in its absolute discretion, considers appropriate.

9.4 Subject to rule 8.4, if notice is given by an acquiring company under rule 9.1 and a Participant does not elect to release an old award and accept in consideration for that release a new award, the old award will vest and be exercised in accordance with rule 8.2.

10.	CONSEQUENCES OF VESTING

10.1 Options. On the Vesting of an Award which takes the form of an Option the Participant may, subject to any shorter period imposed pursuant to the Plan or the Award Certificate, exercise the Option over some or all of the Vested Shares during the period to the tenth anniversary of the Date of Grant.

10.2 If the Award has Vested due to a Participant’s death or if the Participant dies during the exercise period specified in rule 10.1 above, the Award may be exercised by the Legal Representative during the period of 12 months following the date of death.

10.3 If the Award has Vested in accordance with rules 6.2 or 8.2, the Award may be exercised during the period of 6 months following the Vesting Date.

10.4 If a Participant ceases employment in any circumstances other than those described at rules 6.1 or 6.2, his Awards may be exercised in respect of Vested Shares during the period of three months following the Termination Date.

10.5 If, during the period in which an Option may otherwise be exercised under these rules, the Participant is subject to any dealing restrictions under the Listing Rules, the Market Abuse Regulation or any relevant share dealing code of the Company, the applicable period shall be suspended until such later date as those dealing restrictions lift provided that no Option may be exercised more than 10 years after its Date of Grant. Subject to rules 10.11, 10.12, 10.15 and any arrangements to give effect to the Holding Period in accordance with rule 5.2, the Company shall procure the issue or transfer of the Vested Shares to the Participant (or his nominee) as soon as reasonably practicable after the exercise date and in any event not later than 30 days thereafter.

10.6 If a Participant has not exercised his Option before the end of the relevant period mentioned in rules 10.1 to 10.4, the following provisions shall apply:

(a)	if the exercise price payable by the Participant is nil, the Option shall be deemed to have been exercised on the last day of the relevant period; or

(b)

subject to (a) above, the Option shall be settled by the Committee making a payment of (or procuring the payment of) a cash sum to the Participant equal to any Option Exercise Value, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).

10.7 The Participant may exercise a Vested Option by written notice to the Company in such form as the Committee may prescribe.

10.8 Conditional Awards. On the Vesting of an Award which takes the form of a Conditional Award a Participant need take no action and the Company shall, subject to rules 10.11, 10.12, 10.15 and any arrangements to give effect to the Holding Period in accordance with rule 5.2, procure the issue or transfer of the Vested Shares to the Participant (or his nominee) as soon as reasonably practicable after the Vesting Date and in any event no later than 30 days thereafter. If the Award has Vested due to a Participant’s death or if the Participant dies during the 30 day period the Shares shall be issued or transferred to the Legal Representative as soon as reasonably practicable after the date of death.

10.9 Restricted Share Awards. On the Vesting of an Award which takes the form of a Restricted Share Award the Shares shall cease to be subject to all restrictions and any agreement applying to the Restricted Shares shall cease to have effect. For the avoidance of doubt, the Participant shall be required to comply with arrangements in respect of such Shares to give effect to the Holding Period in accordance with rule 5.2.

10.10 Phantom Awards. On the Vesting of an Award which takes the form of a Phantom Award, the Committee shall pay, or procure the payment of, a cash sum to the Participant equal to the Final Value of the Vested Notional Shares to which the Phantom Award relates subject to such deductions for any Tax Liability as are required by applicable law. The Committee may in its discretion pay or procure payment of the cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine). The cash sum will be paid as soon as reasonably practicable following the Vesting Date.

10.11 Restrictions on Vesting. An Award shall not Vest unless and until the issue or transfer of Shares (if relevant) after such Vesting would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment related to the Vesting of an Award in the jurisdictions in which the relevant Participant is resident for tax purposes.

10.12 Dividend Equivalents. Where the Committee has at the Date of Grant determined that Dividend Equivalents shall be paid, within the period of 30 days following the Vesting Date, the Company shall either:

(a)	pay the Participant a cash sum, or

(b)	issue or transfer Shares to the Participant,

in either case having a value equal to the sum of the dividends that the Participant would have received had the Participant held Vested Shares throughout the period between the Date of Grant and the Vesting Date. An amount equivalent to the Tax Liability may be deducted from such payment or delivery of Shares. This rule shall not apply in respect of any super dividend, dividend in specie or other distribution paid by the Company (each being a Distribution) which would otherwise materially affect the value of an Award and for which an Award is adjusted pursuant to rule 12. For the purpose of this rule 10.12 and rule 12, a Distribution shall not materially affect the value of an Award or attract dividend equivalents if the Company undertakes a share consolidation in conjunction with the Distribution that has the effect that the Market Value of a Share before and after the Distribution is substantially equivalent.

10.13 Payment of Tax Liability. Any liability of a Participant to taxation or social security contributions shall be for the account of the relevant Participant and the issue or transfer of Vested Shares subject to a Participant’s Vested Award shall be conditional upon the Participant having discharged the amount required to satisfy the Tax Liability which arises on Vesting or exercise to the satisfaction of the Company, or otherwise having complied with any arrangements specified by the Company to secure that such Tax Liability is satisfied including irrevocably authorising the Company to sell or procure the sale of sufficient Vested Shares on or following the Vesting or exercise (as applicable) of his Award on his behalf to ensure that any relevant member of the Group or former member of the Group receives the amount required to discharge the Tax Liability which arises as a result of the Vesting or exercise of his Award and by participating in the Plan a Participant is deemed to have given such authorisation.

10.14 Elections. A Participant shall enter into any agreement, election or arrangement which the Committee may consider appropriate within such period as may be specified by the Committee, in relation to or in connection with any liability to income tax or social security contributions (including, if permitted under local law, any employer’s social security contributions) in respect of the Participant’s Award or the Shares subject to his Award. For example, but without limitation, the Committee may require Participants who are resident in the UK for tax purposes to enter into an agreement or election pursuant to paragraphs 3A or 3B of Schedule 1 to the UK Social Security Contributions and Benefits Act 1992 or a joint election under Section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 by the fourteenth day following the acquisition of any Shares by the Participant.

10.15 Cash settlement. If for any reason the Committee considers that it is impractical or legally onerous to deliver Shares in satisfaction of a Vested Award, it may instead pay or procure the payment to the Participant of a cash sum equal to the Final Value of the Vested Shares, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in sterling or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).

11.	RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

11.1 The rights and obligations of a Participant under the terms and conditions of employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his employment with any member of the Group (or former member of the Group if applicable) for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise from his ceasing to have rights under or be entitled to exercise any Award under the Plan, as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 11 and the Participant’s terms of employment, this rule shall take precedence.

11.2 Notwithstanding any other provision of the Plan:

11.2.1 the Plan shall not form part of any contract of employment between the Company or any Subsidiary and a Participant;

11.2.2 no Eligible Employee has any right to be granted an Award and the fact that an Eligible Employee may have participated in the Plan and/or been granted an Award under the Plan shall not entitle any Eligible Employee to future participation or grants;

11.2.3 the benefit to a Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his contractual remuneration or benefits or count as his contractual remuneration or benefits for any purpose and shall not be pensionable;

11.2.4 nothing in the Plan shall in any way be construed as imposing upon any member of the Group a contractual obligation as between the member of the Group and a Participant to contribute to the Plan; and

11.2.5 by accepting the grant of an Award and not renouncing it a Participant is deemed to have agreed to the provisions of the Plan and in particular, this rule 11.2.

12.	ADJUSTMENT OF AWARDS

12.1 In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend, dividend in specie or other distribution paid by the Company which would otherwise materially affect the value of an Award), the price payable by a Participant on Vesting (or exercise of an Option) (if any), the description of Shares, Notional Shares or Restricted Shares and the number of Shares, Notional Shares or Restricted Shares comprised in an Award may be adjusted in such manner as the Committee may determine. Any adjustment to Awards made pursuant to this rule 12 shall be notified to the relevant Participant.

13.	ADMINISTRATION AND AMENDMENT

13.1 Committee responsible for administration. The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards or amend any of the provisions of the Plan in any way it thinks fit, provided that:

(a)

except as herein provided, the Committee shall not make any amendment that would materially prejudice the interests of existing Participants in any jurisdiction in which the Plan operates except with the prior consent or sanction of Participants in that jurisdiction who, if their Awards Vested in full, would thereby become entitled to a majority of all the Shares which would fall to be transferred upon satisfaction of all outstanding Awards in that jurisdiction;

(b)	without prejudice to any provision of the Plan which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation; and

(c)	no amendment to the advantage of Eligible Employees or Participants may be made to:

(i)	the definition of Eligible Employee in rule 1.1;

(ii)	the limitations on the numbers of Shares subject to the Plan;

(iii)	the maximum entitlement of an Eligible Employee under the Plan;

(iv)	the basis for determining an Eligible Employee’s entitlement to Shares under the Plan;

(v)	the terms of Shares to be provided under the Plan;

(vi)	the adjustment provisions of rule 12 of the Plan;

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and/or Participants or any member of the Group.

14.	DATA PROTECTION

14.1 By accepting the grant of an Award, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.

15.	GENERAL

15.1 Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire (and to subscribe for) Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by applicable law.

15.2 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.3 Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him at his home address according to the records of his Employer or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document require to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its corporate services office at 1020 Eskdale Road, Winnersh, Wokingham RG41 5TS (or such other place or places as the Committee may from time to time determine and notify to Participants).

15.4 The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Participants in respect of any issue or transfer of Shares on the Vesting or exercise of the Awards.

15.5 Benefits under this Plan shall not be pensionable.

15.6 These rules and any contractual and non-contractual obligations arising from them shall be governed by, and construed in accordance with, the laws of England. Neither the Plan nor any Award Certificate shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Award Certificate to be drafted.

15.7 Unless specifically stated otherwise, each Participant, the Company and any other member of the Group submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with the Plan. By accepting the grant of an Award and not renouncing it, Participants are deemed to have agreed to submit to such jurisdiction.

APPENDIX A

RULES OF THE FERGUSON GROUP LONG TERM INCENTIVE PLAN 2019 – ELIGIBLE US EMPLOYEES

Pursuant to a resolution of the Board (as defined below) on 22 March 2019 and an ordinary resolution on 25 April 2019 of the shareholders of the Company (as defined below), the Rules of the Ferguson Group Long Term Incentive Plan 2019 (the Plan) and this Appendix A were approved. This Appendix A sets forth the modifications of the Plan as applicable to Eligible US Employees (as defined below). The terms of this Appendix A shall apply automatically to an Eligible US Employee to the extent he is granted an Award under the Plan. If an Eligible Employee becomes an Eligible US Employee following the Date of Grant, his Award shall be governed by this Appendix A. If there is a conflict between the terms of the Plan, the terms of the Award Certificate and the terms of this Appendix A as applied to an Eligible US Employee, the provisions of this Appendix A shall govern.

1.	DEFINITIONS

1.1 In this Appendix A, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

Adoption Date means 25 April 2019;

Award means an award granted under rule 2 in the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award as the Committee may determine, which is for the time being subsisting;

Award Certificate means the certificate or any other document issued in respect of the grant of an Award under rule 2.8;

Board means the board of directors of the Company;

Capital Reorganisation means any capitalisation issue, rights issue, sub-division, consolidation or reduction of capital or any other variation of the share capital of the Company;

Code means the U.S. Internal Revenue Code of 1986, as amended from time to time, and regulations thereunder. References to any section of the Code shall be to that section as it may be renumbered, amended, supplemented or re-enacted from time to time. For this purpose, “regulation” means a regulation, ruling or other interpretation or guidance, validly promulgated by the U.S. Department of Treasury and in effect at the time in question. Reference to a regulation or section thereof includes that regulation or section and any comparable regulation or section that amends, supplements or supersedes that regulation or section.

Committee means the Remuneration Committee of the Board or some other duly authorised committee of the Board;

the Company means the company incorporated in Jersey as Ferguson plc, with registered number 128484;

Control shall have the meaning given to that word by section 995 of the Income Taxes Act 2007 (UK);

Conditional Award means an Award which takes the form of a contingent right to acquire or receive Shares at no or nominal cost;

the Date of Grant means the date on which the Committee grants an Award;

DI means a depositary interest representing an ordinary share in the capital of the Company;

Dividend Equivalents means the payment of a cash sum or delivery of Shares in accordance with rule 10.12;

DRS statement means the direct registration system statement of account representing certificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

DTC means the Depository Trust Company, being the system used to settle trades of uncertificated ordinary shares listed and traded on the relevant United States Stock Exchange held on the Company’s share register maintained in the United States;

Eligible US Employee means any employee (or director) of a U.S. Subsidiary or any employee (or executive director) of any other member of the Group who is subject to U.S. federal income tax with respect to an Award;

Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006 (UK);

Employer means the Company or any Subsidiary that, with the consent of the Company, participates under this Appendix A;

Final Value means, in the case of Vested Shares, their aggregate market value calculated by reference to the closing middle-market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the relevant Vesting Date;

Financial Year means a financial year of the Company within the meaning of section 390 of the Companies Act 2006 (UK);

Grant Period means the period of 42 days commencing on:

a)	the Adoption Date;

b)	the day immediately following the day on which the Company makes an announcement of its results for the last preceding Financial Year, half year or other period; or

c)	any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;

the Group means the Company and its Subsidiaries from time to time and the expression member of the Group shall be construed accordingly;

Holding Period means the period specified in the Company’s share ownership guidelines from time to time during which the Participant must retain either the Shares which Vest under an Award (including any Shares delivered in satisfaction of Dividend Equivalents) or, in the case of a Vested but unexercised Option, the Option itself;

Legal Representative means the executor or administrator of the estate of a deceased Participant or a duly appointed guardian of a Participant, as evidenced by such legal documentation as determined to be satisfactory by the Committee;

Listing Rules means the UK Listing Rules published by the Financial Conduct Authority (as amended from time to time);

London Stock Exchange means the London Stock Exchange Plc or any successor body thereto;

Market Value means in relation to a Share or a Notional Share:

a)

the closing middle-market quotation for a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange the case of an ordinary share in the capital of the Company priced in US Dollars) for the dealing day immediately preceding the Date of Grant or, if the Committee so determines, the closing middle-market quotation for a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the Date of Grant; or

b)

the average of the closing middle-market quotations during such period as the Committee may determine but not exceeding 30 dealing days ending with the dealing day immediately preceding the Date of Grant provided that such dealing day(s) fall within a Grant Period;

NASDAQ means Nasdaq, Inc. or any successor body thereto;

New York Stock Exchange means New York Stock Exchange, Inc. or any successor body thereto;

Notional Share means a share equal in value to a Share, but having no legal rights attributable to a Share;

Old Ferguson means Ferguson Holdings Limited, a company incorporated in Jersey with registered number 106605;

Option means an Award which takes the form of an option to acquire Shares at either no or nominal cost or at Market Value, to be determined at the discretion of the Committee;

Option Exercise Value means, in relation to an Option, the aggregate market value of the Vested Shares subject to such Option calculated by reference to the closing middle market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the last date of the relevant exercise period less any exercise price payable per Share on the exercise of such Option, provided that if the calculation produces a negative number, the Option Exercise Value shall be nil;

Participant means an Eligible Employee who has been granted an Award (including, where the context permits, the Legal Representative) which has not lapsed or been surrendered or forfeited;

Performance Condition means the performance condition or conditions imposed as a condition of the Vesting of an Award under rule 3.1;

Phantom Award means an Award which takes the form of a right to call for a cash payment calculated by reference to the Final Value of a Notional Share on the Vesting Date;

the Plan means this Ferguson Group Long Term Incentive Plan 2019 as amended from time to time;

Relevant Date means:

a)	if the Relevant Event falls within rule 8.1(a), the date on which Control is obtained and any conditions to which the offer is made subject are satisfied;

b)

if the Relevant Event falls within rule 8.1(b), either the date on which the scheme of arrangement is approved at the shareholders’ meeting or is sanctioned by the Court (as determined by the Committee in its absolute discretion);

c)	if the Relevant Event falls within rule 8.1(c), the date on which the person first becomes so bound or entitled; or

d)	if the Relevant Event falls within rule 8.1(d), the date on which notice of the resolution for winding up is given;

Relevant Event shall have the meaning given to that term in rule 8.1;

Restricted Shares means Shares subject to a Restricted Share Award which are subject to restrictions in accordance with rule 4;

Restricted Share Award means an award comprising Restricted Shares;

Salary means the sterling equivalent (calculated on such basis as the Committee may in its discretion determine) of an Eligible Employee’s annual gross basic salary expressed in U.S. dollars in respect of his employment with the Group on the Date of Grant of an Award excluding any other benefits or amounts (or if it is expressed in a currency other than U.S. dollars, its sterling equivalent calculated on such basis as the Committee may in its discretion determine);

Scheme of Arrangement means the scheme of arrangement pursuant to Article 125 of the Companies (Jersey) Law 1991, as amended, to introduce the Company as a new, Jersey-incorporated holding company to the Group;

Scheme of Arrangement Effective Date means 10 May 2019 being the date on which the Scheme of Arrangement became effective in accordance with its terms;

Shares means:

a)	fully paid ordinary shares in the capital of the Company, whether held in certificated or uncertificated form, via a DRS statement or via the DTC; and/or

b)	shares representing those shares following any reorganisation of the share capital of the Company;

Subsidiary means any subsidiary of the Company within the meaning of section 1159 of, and Schedule 6 to, the United Kingdom Companies Act 2006 (or its equivalent under applicable law) over which the Company has Control;

Tax Liability means any amount of income or employment taxes for which a Participant would or may be liable and for which a member of the Group or former member of the Group would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant tax authority;

Termination Date means the date on which a Participant ceases to be an employee of a member of the Group and, for the avoidance of doubt, where the employee dies, shall be taken to mean the date of death;

Trustee means the trustee or trustees of any employee benefit trust established by the Company or any member of the Group;

United States Stock Exchange means the New York Stock Exchange, NASDAQ or such other recognised stock exchange in the United States, on which the Shares are listed;

U.S. means the United States of America;

U.S. Subsidiary means a Subsidiary of the Company located in the US;

Vest means (i) in the case of an Award granted in the form of an Option, when the Option becomes exercisable, or (ii) in the case of an Award granted in the form of a Restricted Share Award, when the Restricted Shares cease to be subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), or (iii) in the case of an Award granted in the form of a Conditional Award, when the Participant becomes entitled to have the Shares which are the subject of the Conditional Award transferred to him, or (iv) in the case of an Award granted in the form of a Phantom Award, a Participant becoming entitled to call for a cash sum in accordance with rule 10.10, and Vesting and Vested shall be construed accordingly;

Vesting Date means the date on which an Award (or part thereof) Vests which, save as provided for in these rules, shall not be earlier than the third anniversary of the Date of Grant;

Vesting Period means the period from the Date of Grant to the Vesting Date; and

Vested Shares means those Shares, Notional Shares or Restricted Shares in respect of which an Award has Vested.

1.2 Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 References to any act or statutory instrument of UK Parliament or the legislative bodies of Jersey, the United States of America or the European Union (the EU) shall include any modification, amendment or re-enactment thereof (and shall, in respect of any EU legislation, include any UK legislation enacted in replacement thereof following the UK’s departure from the EU).

2.	GRANT OF AWARDS

2.1 Subject to the provisions contained in these rules, the Committee may, during a Grant Period, grant Awards to Eligible Employees selected for participation by the Committee in its discretion on such terms as it shall in its absolute discretion determine. No consideration shall be payable for the grant of an Award. When the Committee grants an Award, it shall decide whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award. An Eligible Employee may be granted any form of Award or any combination of Awards.

2.2 Individual Limit. The maximum total Market Value of Shares over which Awards may be granted to any Eligible Employee in respect of any Financial Year of the Company is 500 per cent. of his Salary.

2.3 Method of satisfying Awards. An Award, other than a Phantom Award, may be satisfied by the issue of Shares, the transfer of Shares from treasury, or by the transfer of Shares purchased on the market including from an employee benefit trust.

2.4 Scheme Limit. No Award shall be granted under this Appendix A to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the Vesting or, in the case of Options, exercise of that Award and any other Award granted at the same time, when added to the number of Shares that:

(a)

could be issued on the vesting of any subsisting share awards or exercise of any options granted during the preceding ten years under (a) the Plan, (b) this Appendix A and (c) any other Employees’ Share Scheme established by the Company or Old Ferguson; and

(b)

have been issued on the vesting of any share awards or exercise of any options granted during the preceding ten years under (a) the Plan, (b) this Appendix A and (c) any other Employees’ Share Scheme established by the Company or Old Ferguson, would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue.

2.5 No Award shall be granted under this Appendix A to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the Vesting or, in the case of Options, exercise of that Award and any other Award granted at the same time, when added to the number of Shares that:

(a)

could be issued on the vesting of any subsisting share awards or exercise of any options granted during the preceding ten years under (a) the Plan, (b) this Appendix A and (c) any other discretionary share scheme established by the Company or Old Ferguson; and

(b)

have been issued on the vesting of any share awards or exercise of any options granted during the preceding ten years under (a) the Plan, (b) this Appendix A and (c) any other discretionary share scheme established by the Company or Old Ferguson, would exceed 5 per cent. of the ordinary share capital of the Company for the time being in issue.

2.6 Reference in this rule 2 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares. The delivery of Shares from treasury shall also count towards the percentage limits set out in rules 2.4 and 2.5 above for so long as institutional shareholder guidelines recommend this.

2.7 In determining the above limits no account shall be taken of any Shares attributable to an Award which was released, lapsed or otherwise became incapable of Vesting.

2.8 Award Certificate. The Committee may, in its absolute discretion, enter into a deed poll recording its intention to grant Awards and agreeing to be bound by the Award Certificates issued pursuant to this rule 2.8. As soon as reasonably practicable following the Date of Grant, the Committee shall procure the issue of an Award Certificate in respect of the Award and send it to the Participant. If the Committee has not entered into a deed poll prior to the granting of the Awards, the Committee shall procure that the Award Certificates are issued under the seal of the Company or otherwise to take effect as a deed. An Award Certificate shall state:

2.8.1	whether the Award will take the form of an Option, a Restricted Share Award, a Conditional Award or a Phantom Award;

2.8.2	if the Award is granted subject to the terms of the Plan or this Appendix A;

2.8.3	the name of the Eligible Employee receiving the Award;

2.8.4	the Date of Grant of the Award;

2.8.5	whether an Award will be granted in respect of ordinary shares;

2.8.6	the number of Shares or Restricted Shares (or, in the case of an Award granted in the form of a Phantom Award, Notional Shares) comprised in the Award;

2.8.7	the exercise price payable by the Participant on exercise of the Award (if any);

2.8.8	the Vesting Date or Dates which shall not be later than the tenth anniversary of the Date of Grant;

2.8.9	if more than one Vesting Date is specified, the number or proportion of the Shares comprised in an Award which will ordinarily Vest on each of the specified Vesting Dates;

2.8.10	the Performance Condition applicable to the Award;

2.8.11	whether Dividend Equivalents should be paid in respect of an Award;

2.8.12	whether the Participant has an obligation to enter into an agreement, election or arrangement including, without limitation, pursuant to rule 10.14;

2.8.13	details of the Holding Period that shall apply to the Award; and

2.8.14	details of the clawback and malus terms that apply to an Award.

The Committee may require a Participant to sign and return within a specified period a copy of the Award Certificate or other document acknowledging his agreement to be bound by the terms of the Plan and may determine that a Participant’s failure to do so within the specified period shall cause the Award to lapse and shall be treated as if it had never been granted.

Subject thereto, an Award Certificate shall be in such form as the Committee may determine from time to time.

2.9 Duration of this Appendix A. An Award may not be granted:

2.9.1	earlier than the Adoption Date; nor

2.9.2	later than the tenth anniversary of the Adoption Date.

2.10 Non-transferability and bankruptcy. An Award shall be personal to a Participant and shall not (except to the extent necessary to enable a Legal Representative to realise the Award following the death of a Participant) be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate the Award or if he is declared bankrupt.

2.11 Right to Renounce Awards. A Participant may, by notice in writing to the Company within thirty days after the Date of Grant, renounce (in whole but not in part) his rights under the Award. In such a case, the Award shall to that extent be treated, for the purpose of this Appendix A, as never having been granted. No consideration shall be due for any such renunciation.

2.12 Approvals and consents. The grant of an Award shall be subject to obtaining any approval or consent required under the Listing Rules, the Market Abuse Regulation and any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other UK or overseas regulation or enactment related to the grant of Awards to Eligible Employees in the jurisdictions in which they are resident.

3.	PERFORMANCE CONDITION

3.1 The Committee shall impose Performance Conditions which must be satisfied in order for an Award to Vest. Unless the Committee determines otherwise, the Performance Conditions set out in Schedule 1 to the Plan shall apply.

3.2 The Committee can set different Performance Conditions for Awards granted in different years (in terms of the type of condition, the weighting given to that condition and the targets applicable to each condition) provided that, in the reasonable opinion of the Committee, the Performance Conditions for Awards granted in one year is not materially less challenging than the Performance Conditions for Awards granted in any other year.

3.3 The Committee may vary the Performance Conditions applying to existing Awards if an event occurs or there are circumstances (for example, an acquisition or disposal of a business or a significant part of a business) such that the condition is no longer a fair measure of performance provided that, in the reasonable opinion of the Committee, the new condition is not materially less challenging than the original condition would have been but for the event or circumstances in question.

3.4 The Committee shall, as soon as reasonably practicable, notify a Participant of any substitution or variation of the Performance Conditions.

4.	AWARDS WHICH TAKE THE FORM OF A RESTRICTED SHARE AWARD

4.1 If an Award takes the form of a Restricted Share Award, the Restricted Shares subject to the Award shall, except to the extent that the Award has Vested, be subject to such restrictions on the transfer, assignment, sale, pledge, charge or other disposal of the Restricted Shares during the Vesting Period as the Committee may prescribe and an Eligible Employee may be required to enter into an irrevocable agreement with the Company and, if necessary, the Eligible Employee’s Employer, in such form as the Committee may prescribe which may include an agreement by the Eligible Employee:

(a)	not to transfer, assign, sell, pledge, charge or otherwise dispose of any Restricted Shares subject to the Award except to the extent that the Award has Vested; and

(b)

to transfer (or procure the transfer) to or to the order of the Company, for a total of one penny (or the equivalent in a Participant’s local currency), all the Restricted Shares in respect of which the Award does not Vest.

4.2 If the Eligible Employee does not enter into any required agreement either before the Date of Grant or within such period after the Date of Grant as the Committee may specify, the Award shall not be granted or if it has been granted, such grant shall be ineffective.

4.3 On or before the Date of Grant for an Award which takes the form of a Restricted Share Award, the Company shall transfer or procure the transfer to the Participant or his nominee or such other person as the Committee may determine the number of Restricted Shares which are subject to the Award.

4.4 To the extent that an Award which takes the form of a Restricted Share Award Vests, any restrictions referred to in rule 4.1 shall cease to have effect in relation to the Shares subject to that Awards.

4.5 Notwithstanding that the Award has not Vested, a Participant shall be entitled to receive the cash equivalent of any dividends paid on Restricted Shares in the period between the Date of Grant and the Vesting Date. Such “dividend equivalents” on unvested Restricted Shares will be paid at the same times as ordinary dividends are paid to ordinary shareholders of the Company.

4.6 A Participant who receives an Award of Restricted Shares may file with the U.S. Internal Revenue Service, within 30 days of the Date of Grant of such Award, an election, pursuant to Section 83(b) of the Code, to be taxed currently on the fair market value of all or any portion of the unvested Shares in such award. It is the Participant’s sole responsibility, and not that of the Company or of any other member of the Group, to make any such decision and to file timely and in accordance with applicable regulations any election that may be so available.

5.	VESTING OF AWARDS AND HOLDING PERIODS

5.1 Timing of Vesting. Subject to rules 6, 7, 8, and the satisfaction of the Performance Condition, an Award (or part thereof) shall Vest on the Vesting Date.

5.2 Holding Period. A Participant shall take such steps as the Committee may reasonably require to satisfy the Committee as to the Participant’s observance of the Holding Period. For the avoidance of doubt, in circumstances where Participants are offered and accept a replacement Award in accordance with rule 9, the new award (as defined in rule 9.1) shall be subject to the Holding Period at such time as it Vests.

6.	LEAVERS

6.1 Death. If a Participant dies, Awards granted to him will Vest on the Termination Date in accordance with rule 6.4.

6.2 Other Leavers. Where a Participant ceases to be an Eligible Employee at any time before the Vesting Date applicable to his Award by reason of:

(a)	redundancy;

(b)	injury, disability or ill-health (evidenced to the satisfaction of the Committee);

(c)	his employing company ceasing to be under the Control of the Company;

(d)	the business (or part of a business) in which he is employed being transferred to a person who is not a member of the Group, or

(e)	any other reason at the discretion of the Committee,

his Award shall continue, and will Vest on the original Vesting Date in accordance with rule 6.3, save that the Committee may determine that an Award shall instead Vest on the Termination Date in accordance with rule 6.4. Where an Award is subject to more than one Performance Condition, the Committee may treat each discrete part of the Award that is subject to a particular Performance Condition as a separate Award with the result that the Committee may determine that part of an Award shall continue and Vest on the original Vesting Date in accordance with rule 6.3 and that part of an Award shall Vest on the Termination Date.

6.3 Delayed Vesting. Where an Award Vests in accordance with this rule 6.3, the number of Vested Shares shall be determined by the Committee by reference to:

(a)	the application of the Performance Condition at the original Vesting Date; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant to the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or such other number as is equal to the number of months in the Vesting Period), save that the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction.

6.4 Immediate Vesting. Where an Award Vests in accordance with this rule 6.4 the number of Vested Shares shall be determined by the Committee by reference to:

(a)

the application of the Performance Condition at the Termination Date, or at such other date (whether later or earlier) within a period of one month of the Termination Date on which data is available in the ordinary course to allow the testing of Performance Conditions; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), save that in any particular case, the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction.

6.5 If a Participant ceases employment in any circumstances other than those described at rules 6.1 or 6.2, his unvested Awards shall lapse automatically on the Termination Date.

6.6 Meaning of ceasing employment. For the purposes of this rule 6, a Participant shall not be treated as ceasing to be an Eligible Employee until he ceases to be employed by or hold office with the Company or any member of the Group. The reason for the termination of employment of a Participant shall be determined by reference to rule 6.1 and 6.2 regardless of whether such termination was lawful or unlawful (and howsoever caused).

7.	MALUS AND CLAWBACK

7.1 Notwithstanding any other rule of this Appendix A, if one or more of the circumstances set out in rule 7.2 occur the Committee may (a) at any time where the circumstances fall within rule 7.2.4 below; or (b) prior to the fifth anniversary of the Date of Grant in all other circumstances determine (acting fairly and reasonably having taken into account the scale of loss or damage to the Company or the extent of the risk taken by the Company) to take one or more of the following actions in relation to any one or more Participants:

7.1.1	reduce (including to nil) the number of Shares, Notional Shares or Restricted Shares in respect of which any future Award is granted to a Participant;

7.1.2

reduce (including to nil) the cash amount payable under an unvested Award held by a Participant or the number of Shares, Notional Shares or Restricted Shares under an unvested Award and/or the number of Shares and/or Dividend Equivalents under a Vested but unexercised Option held by a Participant, by such amount and/or such number as the Committee considers appropriate in the circumstances; or

7.1.3

in relation to a Vested Award, require a Participant to pay to the Company or such other person as the Company may direct within 30 days of a written demand from the Company such number of Shares or such monetary amount with a value to be determined in the Committee’s absolute discretion provided such value on the date of demand is no greater than the value of the Vested Shares and Dividend Equivalents under Award at the Vesting Date, less any amount paid by or in respect of the Participant in respect of a Tax Liability incurred as a result of the Vesting of the relevant Award (except to the extent the Participant is able to recover amounts paid in respect of such Tax Liability).

7.2 The circumstances in which the Committee may consider that it is appropriate to exercise its discretion under rule 7.1 are the following:

7.2.1	a material financial misstatement of the Company’s audited financial accounts (other than as a result of a change in accounting practice);

7.2.2	conduct by a Participant which results in or is reasonably likely to result in significant reputational damage to the Company;

7.2.3	the negligence or gross misconduct of a Participant; or

7.2.4	fraud effected by or with the knowledge of a Participant.

7.3 If the Committee decides to exercise its discretion under this rule 7, it shall confirm this in writing to each affected Participant.

7.4 For the purposes of these rules, if the Committee decides to exercise its discretion under rule 7.1.2 before an Award Vests:

7.4.1	the Award shall be deemed to have been granted over the reduced number of Shares, Notional Shares or Restricted Shares (as the case may be); and

7.4.2	any subsequent Vesting of the Award shall be determined by reference to this reduced number of Shares, Notional Shares or Restricted Shares,

SAVE THAT if the number of Shares, Notional Shares or Restricted Shares is reduced to nil, the Award shall be treated as if it had never been granted and such Participant (including a Participant who has left employment before the Vesting Date) shall have no rights to any cash amount, Dividend Equivalents, Shares, Notional Shares or Restricted Shares.

8.	TAKE-OVER AND LIQUIDATION

8.1 This rule 8 applies if:

(a)	any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all of Shares;

(b)

any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law;

(c)	any person becomes bound or entitled to acquire Shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(d)	notice is given of a resolution for the voluntary or compulsory winding-up of the Company,

(each a Relevant Event).

8.2 Where this rule 8 applies and subject to rules 8.3, 8.4 and 9 below, all outstanding Awards will automatically Vest and, in the case of an Award granted in the form of an Option shall be automatically exercised on the Relevant Date provided that any exercise price payable by the Participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the Committee). Where this rule 8 applies, and subject to rules 8.3, 8.4 and 9 below, any outstanding Awards granted in the form of Options that are not exercised on the Relevant Date shall lapse automatically.

8.3 Proportion of Award that Vests. The number of Shares in respect of which the Award Vests shall be determined by the Committee by reference to:

(a)	the application of the Performance Condition at the Relevant Date; and

(b)

multiplying the resulting number of Shares, Notional Shares or Restricted Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Relevant Event and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), SAVE THAT in any particular case, the Committee may, in its absolute discretion, disapply, in whole or in part, the application of the time pro-rating fraction.

8.4 Without prejudice to the operation of rule 9, Awards shall not Vest or be exercised without the consent of the Committee under the foregoing provisions of this rule 8 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Committee determines otherwise in its absolute discretion, an Award will in such circumstances be exchanged for an equivalent award in accordance with rule 9 below and notice of a replacement award shall be issued to each affected Participant accordingly.

9.	ROLLOVER OF AWARDS

9.1 If any other business entity (the acquiring company):

(a)	obtains Control of the Company as a result of making:

(i)

a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(ii)	a general offer to acquire all the Shares; or

(b)

proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991 or its equivalent under applicable law; or

(c)

becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991 or their equivalent under applicable law, and the acquiring company notifies Participants of an offer of a replacement Award, then, on the Relevant Date, for any Award which has not lapsed (the old award) a Participant may elect to release and accept in consideration of that release an award (the new award) which (in the opinion of the Committee) is equivalent to the old award but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor).

9.2 The provisions of this Appendix A shall be construed as if:

(a)	the new award were an award granted under this Appendix A at the same time as the old award;

(b)	references to the Company in the rules were references to the new grantor;

(c)	references to the Committee in the rules were references to the board of directors of the new grantor or any duly authorised committee thereof;

(d)	references to Shares were references to shares in the new grantor; and

(e)	the Vesting Date in relation to the new award was the same as that in relation to the old award.

9.3 The Committee may make such adjustments to the Performance Condition applicable to the new award as it, in its absolute discretion, considers appropriate.

9.4 Subject to rule 8.4, if notice is given by an acquiring company under rule 9.1 and a Participant does not elect to release an old award and accept in consideration for that release a new award, the old award will vest and be exercised in accordance with rule 8.2.

10.	CONSEQUENCES OF VESTING

10.1 Options. On the Vesting of an Award which takes the form of an Option the Participant may, subject to any shorter period imposed pursuant to this Appendix A or the Award Certificate, exercise the Option over some or all of the Vested Shares during the period to the tenth anniversary of the Date of Grant, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.2 If the Award has Vested due to a Participant’s death or if the Participant dies during the exercise period specified in rule 10.1 above, the Award may be exercised by the Legal Representative during the period of 12 months following the date of death, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.3 If the Award has Vested in accordance with rules 6.2 or 8.2, the Award may be exercised during the period of 6 months following the Vesting Date, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.4 If a Participant ceases employment in any circumstances other than those described at rules 6.1 or 6.2, his Awards may be exercised in respect of Vested Shares during the period of one month following the Termination Date, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.5 If, during the period in which an Option may otherwise be exercised under these rules, the Participant is subject to any dealing restrictions under the Listing Rules, the Market Abuse Regulation or any relevant share dealing code of the Company, the applicable period shall be suspended until such later date as those dealing restrictions lift provided that no Option may be exercised more than 10 years after its Date of Grant and in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs. Subject to rules 10.11, 10.12 and 10.15 and any arrangements to give effect to the Holding Period in accordance with rule 5.2, the Company shall procure the issue or transfer of the Vested Shares to the Participant (or his nominee) as soon as reasonably practicable after the exercise date and in any event not later than 30 days thereafter, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.6 If a Participant has not exercised his Option before March 15 of the calendar year following the calendar year in which the Vesting Date occurs (the Relevant Period), the following provisions shall apply:

(a)

if the exercise price payable by the Participant does not exceed the closing middle market quotation of a Share (as derived from the Daily Official List of the London Stock Exchange in the case of a DI priced in Pounds Sterling or from the equivalent such records of the relevant United States Stock Exchange in the case of an ordinary share in the capital of the Company priced in US Dollars) on the last day of the Relevant Period, the Option shall be deemed to have been exercised on the last day of the Relevant Period; or

(b)

subject to (a) above, the Option shall be settled by the Committee making a payment of (or procuring the payment of) a cash sum to the Participant equal to any Option Exercise Value, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in U.S. dollars or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).

10.7 The Participant may exercise a Vested Option by written notice to the Company in such form as the Committee may prescribe.

10.8 Conditional Awards. On the Vesting of an Award which takes the form of a Conditional Award a Participant need take no action and the Company shall, subject to rules 10.11, 10.12 and 10.15 and any arrangements to give effect to the Holding Period in accordance with rule 5.2 procure the issue or transfer of the Vested Shares to the Participant (or his nominee) as soon as reasonably practicable after the Vesting Date but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs. If the Award has Vested due to a Participant’s death or if the Participant dies after Vesting and prior to issuance or transfer of the Vested Shares, such Shares shall be issued or transferred to the Legal Representative as soon as reasonably practicable after the date of death, but in no event later than March 15 of the calendar year following the calendar year in which the date of death occurred.

10.9 Restricted Share Awards. On the Vesting of an Award which takes the form of a Restricted Share Award the Shares shall cease to be subject to all restrictions and any agreement applying to the Restricted Shares shall cease to have effect. For the avoidance of doubt, the Participant shall be required to comply with arrangements in respect of such Shares to give effect to the Holding Period in accordance with rule 5.2.

10.10 Phantom Awards. On the Vesting of an Award which takes the form of a Phantom Award, the Committee shall pay, or procure the payment of, a cash sum to the Participant equal to the Final Value of the Vested Notional Shares to which the Phantom Award relates, subject to such deductions for any Tax Liability as are required by applicable law. The Committee may in its discretion pay or procure payment of the cash sum in U.S. dollars or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine). The cash sum will be paid as soon as reasonably practicable following the Vesting Date, but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs.

10.11 Restrictions on Vesting. An Award shall not Vest unless and until the issue or transfer of Shares (if relevant) after such Vesting would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment related to the Vesting of an Award in the jurisdictions in which the relevant Participant is resident for tax purposes, but in no event shall the Award Vest later than 31 December of the calendar year in which the Award would otherwise have Vested, but for the operation of this rule 10.11.

10.12 Dividend Equivalents. Where the Committee has at the Date of Grant determined that Dividend Equivalents shall be paid, within the period of 30 days following the Vesting Date (but in no event later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs), the Company shall either:

(a)	pay the Participant a cash sum, or

(b)	issue or transfer Shares to the Participant,

in either case having a value equal to the sum of the dividends that the Participant would have received had the Participant held Vested Shares throughout the period between the Date of Grant and the Vesting Date. An amount equivalent to the Tax Liability may be deducted from such payment or delivery of Shares. This rule shall not apply in respect of any super dividend, dividend in specie or other distribution paid by the Company (each being a Distribution) which would otherwise materially affect the value of an Award and for which an Award is adjusted pursuant to rule 12. For the purpose of this rule 10.12 and rule 12, a Distribution shall not materially affect the value of an Award if the Company undertakes a share consolidation in conjunction with the Distribution that has the effect that the Market Value of a Share before and after the Distribution is substantially equivalent.

10.13 Payment of Tax Liability. Any liability of a Participant to taxation or social security contributions shall be for the account of the relevant Participant and the issue or transfer of Vested Shares subject to a Participant’s Vested Award shall be conditional upon the Participant having discharged the amount required to satisfy the Tax Liability which arises on Vesting or exercise to the satisfaction of the Company, or otherwise having complied with any arrangements specified by the Company to secure that such Tax Liability is satisfied including irrevocably authorising the Company to sell or procure the sale of sufficient Vested Shares on or following the Vesting or exercise (as applicable) of his Award on his behalf to ensure that any relevant member of the Group or former member of the Group receives the amount required to discharge the Tax Liability which arises as a result of the Vesting or exercise of his Award and by participating in this Appendix A a Participant is deemed to have given such authorisation.

10.14 Elections. A Participant shall enter into any agreement, election or arrangement which the Committee may consider appropriate within such period as may be specified by the Committee, in relation to or in connection with any liability to income tax or social security contributions (including, if permitted under local law, any employer’s social security contributions) in respect of the Participant’s Award or the Shares subject to his Award. For example, but without limitation, the Committee may require Participants who are resident in the UK for tax purposes to enter into an agreement or election pursuant to paragraphs 3A or 3B of Schedule 1 to the UK Social Security Contributions and Benefits Act 1992 or a joint election under Section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 by the fourteenth day following the acquisition of any Shares by the Participant.

10.15 Cash settlement. If for any reason the Committee considers that it is impractical or legally onerous to deliver Shares in satisfaction of a Vested Award, it may instead pay or procure the payment to the Participant of a cash sum equal to the Final Value of the Vested Shares, subject to such deductions for any Tax Liability required by applicable law. The Committee may in its discretion pay or procure the payment of any cash sum in U.S. dollars or the equivalent in a Participant’s local currency (converted on the basis of such exchange rate as the Committee may in its discretion determine).

11.	RELATIONSHIP OF THIS APPENDIX A TO CONTRACT OF EMPLOYMENT

11.1 The rights and obligations of a Participant under the terms and conditions of employment shall not be affected by his participation in this Appendix A or any right he may have to participate in this Appendix A. An individual who participates in this Appendix A waives all and any rights to compensation or damages in consequence of the termination of his employment with any member of the Group (or former member of the Group if applicable) for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise from his ceasing to have rights under or be entitled to exercise any Award under this Appendix A, as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 11 and the Participant’s terms of employment, this rule shall take precedence.

11.2 Notwithstanding any other provision of this Appendix A:

11.2.1	this Appendix A shall not form part of any contract of employment between the Company or any Subsidiary and a Participant;

11.2.2

no Eligible Employee has any right to be granted an Award and the fact that an Eligible Employee may have participated in this Appendix A and/or been granted an Award under this Appendix A shall not entitle any Eligible Employee to future participation or grants;

11.2.3

the benefit to a Participant of participation in this Appendix A (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his contractual remuneration or benefits or count as his contractual remuneration or benefits for any purpose and shall not be pensionable;

11.2.4

nothing in this Appendix A shall in any way be construed as imposing upon any member of the Group a contractual obligation as between the member of the Group and a Participant to contribute to this Appendix A; and

11.2.5	by accepting the grant of an Award and not renouncing it a Participant is deemed to have agreed to the provisions of this Appendix A and in particular, this rule 11.2.

12.	ADJUSTMENT OF AWARDS

12.1 In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend, dividend in specie or other distribution paid by the Company which would otherwise materially affect the value of an Award), the price payable by a Participant on Vesting (or exercise of an Option) (if any), the description of Shares, Notional Shares or Restricted Shares and the number of Shares, Notional Shares or Restricted Shares comprised in an Award may be adjusted in such manner as the Committee may determine. Any adjustment to Awards made pursuant to this rule 12 shall be notified to the relevant Participant.

13.	ADMINISTRATION AND AMENDMENT

13.1 Committee responsible for administration. The decision of the Committee shall be final and binding in all matters relating to this Appendix A and it may at any time discontinue the grant of further Awards or amend any of the provisions of this Appendix A in any way it thinks fit, provided that:

(a)

except as herein provided, the Committee shall not make any amendment that would materially prejudice the interests of existing Participants in any jurisdiction in which this Appendix A operates except with the prior consent or sanction of Participants in that jurisdiction who, if their Awards Vested in full, would thereby become entitled to a majority of all the Shares which would fall to be transferred upon satisfaction of all outstanding Awards in that jurisdiction;

(b)	without prejudice to any provision of this Appendix A which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees in writing to such cancellation; and

(c)	no amendment to the advantage of Eligible Employees or Participants may be made to:

(i)	the definition of Eligible Employee in rule 1.1;

(ii)	the limitations on the numbers of Shares subject to this Appendix A;

(iii)	the maximum entitlement of an Eligible Employee under this Appendix A;

(iv)	the basis for determining an Eligible Employee’s entitlement to Shares under this Appendix A;

(v)	the terms of Shares to be provided under this Appendix A;

(vi)	the adjustment provisions of rule 12 of this Appendix A;

without the prior approval of the Company in a general meeting, except in the case of minor amendments to benefit the administration of this Appendix A, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and/or Participants or any member of the Group.

14.	DATA PROTECTION

14.1 By accepting the grant of an Award, a Participant acknowledges that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them (whether within or outside of the European Economic Area (EEA) and that personal data may also be processed outside the EEA by the Company or any member of the Group or by one or more held or of its or their service providers) for any and all purposes related to the operation and administration of the Plan and/or in order to meet any legal obligation, in each case in accordance with the Company’s Share Plan Data Protection Protocol and applicable law.

15.	GENERAL

15.1 Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire (and to subscribe for) Shares to be held for the purposes of this Appendix A, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by applicable law.

15.2 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.3 Awards constitute unsecured promises by the Employers to pay benefits in the future. Participants holding such Awards shall have the status of general unsecured creditors of the Company or the Employer, as applicable. Each Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. This Appendix A is unfunded for U.S. federal tax purposes. Any amounts set aside to defray the liabilities assumed by the Company or an Employer will remain the general assets of the Company or the Employer, as applicable, and shall remain subject to the claims of the Company’s or the Employer’s creditors until such amounts are distributed to Participants.

15.4 This Appendix A is intended to be exempt from, and to the extent not so exempt to comply with, the requirements of Section 409A of the Code (“Section 409A”) and shall be interpreted and administered accordingly. Notwithstanding anything to the contrary in this Appendix A, if a Participant is a “specified employee” as defined in Section 409A as of the date the Participant separates from service (within the meaning of Section 409A), then, to the extent required by Section 409A, payments due under this Appendix A resulting from the Participant’s separation from service may not be made until the earlier of: (i) the first day following the sixth month anniversary of the date of the Participant’s separation from service for a reason other than death; and (ii) the Participant’s date of death; provided, however, that any payments delayed during this period shall be paid in the aggregate in a lump sum as soon as reasonably practicable following the earlier of the sixth month and one day anniversary of the Participant’s separation from service or the Participant’s date of death, as the case may be. Notwithstanding the foregoing, the Employers do not guarantee the tax treatment of any payments or benefits under this Appendix A including, without limitation, under the Code, federal, state, municipal, local or foreign laws.

15.5 Any notice or other document required to be given under or in connection with this Appendix A may be delivered to a Participant or sent by post to him at his home address according to the records of his Employer or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document require to be given to the Company under or in connection with this Appendix A may be delivered or sent by post to it at its corporate services office at 1020 Eskdale Road, Winnersh, Wokingham RG41 5TS (or such other place or places as the Committee may from time to time determine and notify to Participants).

15.6 The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Participants in respect of any issue or transfer of Shares on the Vesting or exercise of the Awards.

15.7 Benefits under this Appendix A shall not be pensionable.

15.8 These rules and any contractual and non-contractual obligations arising from them shall be governed by, and construed in accordance with, the laws of England. Neither the Plan, this Appendix A nor any Award Certificate shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan, this Appendix A or Award Certificate to be drafted. Any ambiguity or interpretation of this Appendix A to the extent possible, as determined by the Committee in its sole discretion, shall be determined in accordance with any corresponding interpretation or decision with respect to the Plan.

15.9 Unless specifically stated otherwise, each Participant, the Company and any other member of the Group submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with this Appendix A. By accepting the grant of an Award and not renouncing it, Participants are deemed to have agreed to submit to such jurisdiction.

SCHEDULE 1

PERFORMANCE CONDITION

The Award shall be subject to, and tested against, the following conditions in the following proportions:

Performance Measure	Percentage of Award tested against relevant Performance Measure
A. Total Shareholder Return (TSR)	33.3% (or such other percentage not exceeding 40% determined by the Committee at the Date of Grant)

B. Earnings per Share (EPS)	33.3% (or such other percentage not exceeding 40% determined by the Committee at the Date of Grant)

C. Cash Flow from Operating Activities (OpCF)	33.3% (or such other percentage not exceeding 40% determined by the Committee at the Date of Grant)

The aggregate percentage for the Performance Measures applicable to an Award shall be 100%.

The amount of an Award that Vests shall be determined by applying the applicable Performance Percentage in respect of a Performance Measure to the relevant Percentage of an Award. Total amount Vesting shall be the aggregate of all the percentages.

A.	TOTAL SHAREHOLDER RETURN

Within 45 days of the end of the Performance Period applicable to the Award:

(a)	the TSR shall be calculated over the Performance Period;

(b)	the CSR of each Comparator Company shall be calculated;

(c)	the TSR shall be ranked within the List so as to determine where within the List TSR falls;

(d)	if the TSR, when so ranked against the CSR, falls:

(i)	in the first quartile, the Performance Percentage shall be 100%;

(ii)	at the fiftieth percentile, the Performance Percentage shall be 25%;

(iii)	below the fiftieth percentile, the Performance Percentage shall be zero; and

(e)	in between these points, the Performance Percentage shall be calculated on a straight line basis.

Shortened Performance Period Notwithstanding the above, where the Performance Condition is to be measured over a shortened Performance Period for any reason (including pursuant to rules 6.4 and 8.2) the Committee may make such adjustments to the Performance Condition as it, in its absolute discretion, considers appropriate so that the outcome fairly reflects the underlying financial performance of the Company over that shortened Performance Period.

B.	EARNINGS PER SHARE

(a)	If the EPS Growth achieved over the Performance Period is equal to:

(i)	30% plus RPI, the Performance Percentage shall be 100%;

(ii)	9% plus RPI, the Performance Percentage shall be 25%;

(iii)	below 9% plus RPI, the Performance Percentage shall be zero; and

(b)	for EPS Growth that falls in between 9% plus RPI and 30% plus RPI, the Performance Percentage shall be calculated on a straight line basis between 25% and 100%.

Shortened Performance Period Notwithstanding the above, where the Performance Condition is to be measured over a shortened Performance Period for any reason (including pursuant to rules 6.4 and 8.2) the Committee may make such adjustments to the Performance Condition as it, in its absolute discretion, considers appropriate so that the outcome fairly reflects the underlying financial performance of the Company over that shortened Performance Period.

C.	CASH FLOW FROM OPERATING ACTIVITIES

(a)	If the aggregate OpCF achieved over the Performance Period is equal to:

(i)	US$4.983 billion, the Performance Percentage shall be 100%;

(ii)	US$4.423 billion, the Performance Percentage shall be 25%;

(iii)	below US$4.423 billion, the Performance Percentage shall be zero; and

(b)	for aggregate OpCF that falls in between US$4.423 billion and US$4.983 billion the Performance Percentage shall be calculated on a straight line basis between 25% and 100% respectively.

Shortened Performance Period Notwithstanding the above, where the Performance Condition is to be measured over a shortened Performance Period for any reason (including pursuant to rules 6.4 and 8.2) the Committee may make such adjustments to the Performance Condition as it, in its absolute discretion, considers appropriate so that the outcome fairly reflects the underlying financial performance of the Company over that shortened Performance Period.

The following expressions apply for the purposes of determining whether the above conditions are satisfied.

Basis Year	in relation to the Company, the Financial Year ending immediately before that in which the Date of Grant of the Award occurs;

Comparator Company	each of the companies in the Comparator Group that are quoted on the London Stock Exchange at the end of the Performance Period;

Comparator Group	means those companies comprising the FTSE 100 Index at the beginning of the Performance Period;

CSR	the total shareholder return of each Comparator Company calculated over the Performance Period in the manner specified in Schedule 2;

EPS

for any Financial Year, the Company’s earnings per Share calculated in such manner as the Committee shall specify at the Date of Grant provided that the Committee may:

(a) adjust the figure for earnings per share as calculated in accordance with the relevant accounting standard to arrive at a figure which reflects the underlying business performance of the Company (and may, without limitation, adjust by excluding any or all extraordinary or exceptional items from the earnings per share calculation); and

(b) ensure that the relevant accounting standard is applied on a consistent basis in respect of years falling within any Performance Period and the Basis Year;

EPS Growth	The percentage growth in EPS from the Basis Year to the last Financial year of the Performance Period;

List	a list of the CSR ranked in descending order such that the Comparator Company with the greatest CSR is ranked first in such list and the Comparator Company with the lowest CSR is ranked last in such list;

OpCF	the Company’s total net cashflow from operating activities for each of the Financial Years of the Performance Period calculated in such manner as the Committee shall specify at the Date of Grant provided that the Committee may adjust the figure for net cashflow from operating activities as it deems appropriate to ensure that it reflects the underlying business performance of the Company;

Performance Measures	TSR, EPS and OpCF, and Performance Measure means any one of them;

Performance Percentage	with respect to an Award, means, in respect of each Performance Measure, the percentage derived from the relevant performance schedule appended to the Award Certificate in respect of that Performance Measure for the Performance Period in respect of that Award (which may be set by the Committee at different levels for different Awards);

Performance Period	means, unless foreshortened pursuant to the rules of the Plan and unless the Committee determines otherwise, the period of three consecutive Financial Years beginning with the Financial Year in which the Date of Grant falls;

RPI	the Index of Retail Prices (All Items) published by HM Government adjusted, if necessary, in the event that retail price inflation in the UK during any prescribed period is materially different from that in the countries in which the Company mainly carries on its business;

TSR	the total shareholder return of the Company calculated over the Performance Period, in the manner specified in Schedule 2;

TSR ranking	the Company’s ranking within the Comparator Group by reference to TSR and CSR over the Performance Period;

SCHEDULE 2

CALCULATION OF TOTAL SHAREHOLDER RETURN

For the purposes of determining whether and to what extent the TSR Performance Measure has been satisfied, this Schedule sets out the method of calculating TSR and CSR over the Performance Period. Unless otherwise expressly provided, all words defined in the Plan and Schedule 1 shall bear the same meanings in this Schedule 2 and the following expressions shall have the following meanings respectively.

TSR Provider	means any reputable independent firm or qualified consultant who is capable of calculating TSR as may be appointed by the Committee from time to time.

Day	any working day upon which an RI is calculated.

Return Index	the index that reflects movements in share price over a period and dividends reinvested on a net basis (without any associated tax credit) in shares on the ex-dividend date.

RI	the Return Index in respect of the Company or a Comparator Company as the context may require but in the event of RI as so defined ceasing to be available in respect of a Comparator Company, that company shall thenceforth cease to be a Comparator Company unless the Committee determines at its discretion that a substitute measure for RI may be used.

Calculation of TSR and CSR

In respect of this Award

TSR = (A divided by B) - 1

Where

A =	Z multiplied by the sum of (the RI in respect of the Day on which the Performance Period expires and the RI calculated in respect of each Day intervening between the day on which the Performance Period expires and the day three calendar months prior to the expiry of the Performance Period);
B =	Y multiplied by the sum of (the RI in respect of the Day on which the Performance Period commences and the RI calculated in respect of each Day intervening between the day on which the Performance Period commences and the day three calendar months prior to the commencement of the Performance Period);

Y =	the mathematical reciprocal of the number of Days intervening between the commencement of the Performance Period and the Day three calendar months prior to the commencement of the Performance Period including the Day on which the Performance Period commences; and

Z =	the mathematical reciprocal of the number of Days intervening between the expiry of the Performance Period and the Day three calendar months prior to the expiry of the Performance Period including the Day on which the Performance Period expires.

Each RI referred to above shall be the RI in respect of the Company.

CSR of each Comparator Company is calculated using the formula for TSR as specified above save that any reference therein to RI shall be the RI calculated in respect of the Comparator Company concerned.

The Company may at its absolute discretion change or substitute an alternative formula for or otherwise alter any one or more of the formulae specified herein.

RI shall be calculated and provided by and shall continue to be calculated and provided by the TSR Provider unless and until:

(a)	it becomes insolvent within the meaning of the Insolvency Act 1986;

(b)	it ceases to produce RI or ceases to produce RI which is in a form acceptable to the Committee; or

(c)	the Committee in its absolute discretion determines that it shall cease to obtain RI from a TSR Provider.

In the event that any of paragraphs (a) to (c) above is applicable, the Committee shall obtain subsequent RI or similar measure from any source which it in its absolute discretion deems appropriate and may make any consequential alterations as it in its absolute discretion deems appropriate to any previous calculations of TSR or otherwise.